Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123798 on Form S-8 of our report dated March 3, 2006 relating to the consolidated financial statements of Advanced Analogic Technologies Incorporated and subsidiaries appearing in this Annual Report on Form 10-K of Advanced Analogic Technologies Incorporated for the year ended December 31, 2005.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

March 3, 2006